UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	December 11, 2014

MEDITE CANCER DIAGNOSTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-143570	36-4296006
(Commission File Number)	(IRS Employer Identification No.)

4203 SW 34th St.
Orlando, FL	32811
(Address of Principal Executive Offices)	(Zip Code)

(407) 996-9630

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 20, 2014, CytoCore, Inc., a Delaware corporation (the “Company”), filed a current report on Form 10-Q, as amended, that the Company was amending its articles of incorporation, which included changing the name of the Company to Medite Cancer Diagnostics, Inc.

.

In connection with the Financial Industry Regulatory Authority’s (“FINRA”) Rule 6490 and Rule 10b-17 of the Securities Exchange Act of 1934, as amended, the Company submitted to FINRA an issuer company-related action notification form to change the name and ticker symbol of the Company. On December 10, 2014, FINRA notified the Company that the name change and ticker symbol change were approved, and will be deemed effective December 11, 2014.

In connection with the Company changing its name to Medite Cancer Diagnostics, Inc., the Company also requested and received from FINRA an updated stock trading ticker symbol, “MDIT”, which was assigned and will be deemed effect as of December 11, 2014. In addition, due to the name change of the Company, the Company requested and received from CUSIP Global Services a new CUSIP number “58503D 101”.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1.  Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDITE CANCER DIAGNOSTICS, INC.

Date: December 11, 2014	By:	/s/ Michaela Ott
Michaela Ott
Chief Executive Officer

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